Exhibit 8.2

A LIMITED LIABILITY PARTNERSHIP TELEPHONE: +44 (0)20-7959-8900 FACSIMILE: +44 (0)20-7959-8950 WWW.SULLCROM.COM	One New Fetter Lane London EC4A 1AN, England BRUSSELS • FRANKFURT • PARIS LOS ANGELES • NEW YORK • PALO ALTO • WASHINGTON, D.C. BEIJING • HONG KONG • TOKYO MELBOURNE • SYDNEY

        October 11, 2024

Capital Clean Energy Carriers Corp.,

3 Iassonos Street,

Piraeus 18537, Greece.

Ladies and Gentlemen:

We have acted as United States federal income tax counsel to Capital Clean Energy Carriers Corp., a Marshall Islands corporation, in connection with the registration statement under the Securities Act of 1933 on Form F-3 (the “Registration Statement”) filed with the Securities and Exchange Commission on the date hereof. We hereby confirm to you that, insofar as it relates to United States federal income tax matters, the discussion set forth under the caption “Material United States Federal Income Tax Considerations,” subject to the qualifications, exceptions, assumptions and limitations contained therein, is our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references therein to us. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Sullivan & Cromwell LLP

Sullivan & Cromwell LLP carries on business in England and Wales through Sullivan & Cromwell MNP LLP, a registered limited liability partnership established under the laws of the State of New York.

The personal liability of our partners is limited to the extent provided in such laws. Additional information is available upon request or at www.sullcrom.com.

Sullivan & Cromwell MNP LLP is authorized and regulated by the Solicitors Regulation Authority (Number 00308712).

A list of the partners’ names and professional qualifications is available for inspection at 1 New Fetter Lane, London EC4A 1AN. All partners are either registered foreign lawyers or solicitors.